Exhibit 4.3

                          DEBENTURE PURCHASE AGREEMENT

      This Debenture Purchase Agreement (the "Agreement") is made as of the 23rd day of April, 2002 between ULTRALIFE BATTERIES, INC., a Delaware corporation (the "Company") and Joseph C. Abelese (the "Purchaser").

      The Company desires to issue and sell, and the Purchaser desires to buy, a Senior Convertible Subordinated Debenture of the Company in the principal amount of $600,000 (the "Debenture"), which Debenture will automatically convert into shares of the Common Stock, $0.10 par value (the "Shares") of the Company at the rate of $3.00 per share on the terms and conditions set forth in this Agreement. The Debenture and the Shares are collectively referred to in this Agreement as the "Securities".

      In consideration of the covenants and conditions set forth in this Agreement, the parties agree as follows:

            1. Sale of Debenture. The Company agrees to sell, transfer and assign to the Purchaser and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company the Debenture.

            2. Closing. The closing of the purchase and sale of the Debenture (the "Closing") shall be held concurrently with the execution and delivery of this Agreement at the offices of the Company, or at any other time and place or in such other manner to which the Company and the Purchaser may agree. At the Closing, the Company shall issue to the Purchaser the Debenture.

            3. Representations of the Company. The Company represents, warrants and agrees as follows:

                  (a) Neither the execution nor delivery by the Company of this Agreement will conflict with or violate any provision of the Articles of Incorporation, Bylaws or any agreement to which the Company is a party.

                  (b) The Debenture, when issued, sold, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and the Shares issued on conversion of the Debenture will be duly and validly issued, fully paid and non-assessable.

                  (c) The sale and issuance of the Debenture and the Shares in accordance with the terms of and on the basis of the representations and warranties set forth in this Agreement, will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                  (d) This Agreement has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance,


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fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally, and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for any notice of issuance to or listing of additional shares with NASDAQ, if required, all consents, approvals, orders or authorizations of, or registrations, qualifications, designations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein have been obtained and are effective.

            4. Representations of the Purchaser. The Purchaser represents, warrants and agrees as follows:

                  (a) It is the Purchaser's present intention to acquire the Securities hereunder for the Purchaser's own account as principal and that the Securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale.

                  (b) The Purchaser has such knowledge and experience in business and financial matters that the Purchaser is capable of evaluating the merits and risks of the investment contemplated hereby.

                  (c) The Purchaser has full power and authority to execute, deliver and perform this Agreement and to make this Agreement the valid and enforceable obligation of the Purchaser.

                  (d) The Purchaser understands that the Debenture will be "restricted" as that term is defined in Rule 144 under the Securities Act, that the Shares if not registered under the Act will also be "restricted" and that the Debenture and the Shares may only be resold in compliance with applicable federal and state securities laws.

                  (e) The Purchaser's domicile is located at the Purchaser's address set forth on the signature page hereto.

                  (f) The Purchaser is an "Accredited Investor" as defined in Rule 501(a) of the Securities Act, a copy of which is set forth on Exhibit A to this Agreement, and the Purchaser has certified to the Company the basis for that Purchaser's Accredited Investor status by checking the appropriate category on Exhibit A and signing and dating that Exhibit.

                  (g) The Purchaser acknowledges that the Company has entered into or expects to enter into separate but substantially identical stock purchase agreements (the "Stock Purchase Agreements") with other purchasers ("Other Purchasers") providing for the sale to the Other Purchasers of shares of the Company's Common Stock. This Agreement and the Stock Purchase Agreements are separate agreements and the sales of such shares to the Other Purchasers are and will be deemed to be separate sales. The Purchaser also acknowledges that he is purchasing the Debenture as a means to allow the Company to obtain prior stockholder approval of the issuance of the Shares to him.


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

                  (h) The Purchaser has no contract, understanding, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares the Purchaser hereby purchases (in whole or in part) and that the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement.

                  (i) The Purchaser will provide, if requested, any additional information that may be requested or required to determine the Purchaser's eligibility to purchase the Debenture.

                  (j) The Purchaser acknowledges that the Purchaser's representations, warranties, acknowledgements and agreements in this Agreement will be relied upon by the Company in determining the Purchaser's suitability as a purchaser of the Debenture.

                  (k) The Purchaser has not retained a broker or finder in connection with the Purchaser's purchase of the Debenture and to the Purchaser's knowledge there are no other persons entitled to compensation in connection with the sale of the Debenture to the Purchaser other than consulting fees due to Richard Hansen.

            5. Company Information. The Purchaser and the Company agree that each is capable of evaluating the merits and risks of the purchase and sale, respectively, of the Securities hereunder. The Purchaser acknowledges that he has reviewed the Company's (i) Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) Proxy Statement for its 2001 Annual Meeting of Shareholders; (iii) Quarterly Reports on Form 10-Q, as amended, for the fiscal quarters ended September 30, 2001 and December 31, 2001 as filed with the SEC pursuant to the Exchange Act; and (iv) all other reports filed with the SEC since December 31, 2001. Since December 31, 2001, the Company has filed with the SEC all reports, documents, definitive proxy statements and all other filings required to be filed with the SEC. The Purchaser further acknowledges that he has reviewed the Risk Factors of the Company set forth on Exhibit B to this Agreement. The Purchaser further acknowledges that he has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser further acknowledges that he has been afforded the opportunity to meet with and ask questions of senior officers of the Company concerning the Company's business, finance and operations, including in particular the Company's business, finances and operations since December 31, 2001.

            6. Registration Rights. On or before June 30, 2002, the Company shall prepare and file with the SEC a resale registration statement (the "Registration Statement") on Form S-3 covering the Shares (including any shares of the Company's Common Stock issued as, or issuable upon the conversion or exercise of any warrant, right or other security which is issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares), provided that Form S-3 is available to the Company for such purpose. The Company shall take all actions necessary or desirable to qualify to use Form S-3 for the registration of the resale of the Shares. The Company shall be required to file only one Registration Statement. The Purchaser and the Company agree that promptly after the Closing, they shall enter into a


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separate Registration Rights Agreement consistent with the provisions of this
Section 6, which Registration Rights Agreement shall contain customary representations and warranties and provisions regarding indemnification and contribution.

            7. Legend. The Purchaser understands and acknowledges that the Debenture will bear a legend denoting the restrictions on transfer and that unless the Shares have been duly registered under the Act, the certificate(s) evidencing the Shares will bear the following legend: "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT; (II) IN COMPLIANCE WITH RULE 144; OR (III) AFTER RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ULTRALIFE BATTERIES, INC. THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

            8. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will be deemed one instrument.

            9. Expenses and Taxes. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery and performance of this Agreement and any other instruments and documents to be delivered hereunder and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

            10. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith shall survive the execution and delivery hereof.

            11. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous understandings or agreements concerning the subject matter hereof.

            12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions of specific performance to the extent permitted by law.


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            14. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

            15. Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Any amended or waiver effected in accordance with this
Section 15 shall be binding upon each party and its permitted assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ULTRALIFE BATTERIES, INC.

By: /s/ Peter F. Comerford
    -----------------------------------

Name: Peter F. Comerford
Title:  Vice President of Administration and General Counsel

THE PURCHASER: Jospeh C. Abeles
               ------------------------
                      Print Name

/s/ Jospeh C. Abeles
---------------------------------------
               Signature

Address: 400 Columbus Ave.
         ----------------------
         Valhalla, NY 10595

Social Security Number or
Employment Identification Number:
                                  ------


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                                    EXHIBIT A

            Section 501(a) of the Securities Act of 1933, as Amended:

"As used in Regulation D (17 CFR ss.ss. 230.501-230.508), the following terms shall have the meaning indicated:

      (a) Accredited investor. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

            (1) Any bank as defined in section 3(a)(2) of the [Securities Act of 1933, as amended (the "Act")], or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

            (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

            (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

            (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;


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            (5)   Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

            (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

            (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss. 230.506(b)(2)(ii); and

            (8) Any entity in which all of the equity owners are accredited investors."

The undersigned Purchaser hereby certifies to the Company that the Purchaser is an "Accredited Investor" on the basis of the box checked above.

                                                    PURCHASER

Date:
       -----------------------------                ----------------------------
                                                             Print Name

                                                    ----------------------------
                                                             Signature


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                                    EXHIBIT B

                                  RISK FACTORS

Please carefully consider all information provided by the Company. In particular, the following factors could cause actual results to differ materially from the matters described in the forward-looking statements, with material and adverse effects on the Company's business, operating results, financial condition and the value of Ultralife stock.

HISTORY OF OPERATING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY
The Company commenced operations in March 1991 and has incurred net operating losses since its inception. Losses have resulted principally from research and development, manufacturing and general and administrative costs. No assurance can be given that the Company will generate an operating profit or achieve profitability in the future.

UNCERTAINTY ABOUT THE COMPANY'S ABILITY TO GENERATE POSITIVE CASH FLOWS AND CONTINUE AS A GOING CONCERN
The Company has been in a negative cash flow situation since its inception. The Company's current cash and credit situation is strained. While the Company is focusing intently on increasing revenues and reducing costs and expenses, there can be no assurance that these efforts will bring the Company to a cash generating position. The Company's inability to successfully attain a positive cash flow position could have a material adverse effect on the Company's business, financial condition, and results of operations. Such material adverse effects could include a violation of debt covenants, an inability to pay vendors in a timely fashion, or could impact upon its ability to continue as a going concern. If the Company is unsuccessful in generating positive cash flows, it may result in the need to further access the capital markets for additional debt or equity funding, and there can be no assurance that the Company would be successful in doing so.

UNCERTAINTY OF CURRENT DEMAND FOR EXISTING PRODUCTS AND FUTURE DEMAND FOR NEW PRODUCTS IN THE COMPANY'S PRIMARY BATTERY PRODUCT LINE
Although the Company is currently in volume production for its various primary battery products, there can be no assurance that this demand will continue. The Company is in the process of developing new battery configurations for both OEM and military applications and there can be no assurance as to the market acceptance and/or military qualification of these batteries. The Company's inability to manufacture and sell these new products could have a material adverse effect on the Company's business, financial condition and results of operations.


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UNCERTAINTY OF MARKET ACCEPTANCE OF ADVANCED RECHARGEABLE BATTERIES
Although the Company is capable of volume production of its rechargeable batteries, the Company's advanced rechargeable batteries have not yet achieved wide market acceptance and there can be no assurance that market acceptance of its technology or advanced rechargeable batteries will ever be achieved. The introduction of new products is subject to the inherent risks of unforeseen delays and the time necessary to achieve market success for any individual product is uncertain. If volume production and/or market penetration of the Company's advanced rechargeable batteries is delayed for any reason, the Company's competitors may introduce emerging technologies or refine existing technologies which could have a material adverse effect on the Company's business, financial condition and results of operations.

The Company routinely reviews the appropriateness of the carrying value of its assets. If facts and circumstances indicate that the carrying amount of a long-lived asset may be impaired, an evaluation of recoverability would be performed. If an impairment is determined to exist, a loss would be recognized to the extent the carrying value of the asset is in excess of its fair value. Such an impairment charge could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON OEM RELATIONSHIPS AND THEIR PRODUCTS FOR SALE OF BATTERIES
The Company intends to continue to promote demand for, and awareness of, its batteries, in part, through the development of relationships with OEMs that manufacture products which require the performance characteristics of the Company's batteries. The success of any such relationship is dependent upon the general business condition of the OEM and the ability of the Company to produce its batteries at the quality and cost and within the time frame required by such OEMs. Failure to develop a sufficient number of relationships with OEMs could have a material adverse effect on the Company's business, financial condition and results of operations.

A substantial portion of the Company's business will depend upon the success of products sold by OEMs that use the Company's batteries. Therefore, the Company's success is substantially dependent upon the acceptance of the OEMs' products in the marketplace. The Company is subject to many risks beyond its control that influence the success or failure of a particular product manufactured by an OEM, including among others, competition faced by the OEM in its particular industry; market acceptance of the OEM's product; the engineering, sales and marketing and management capabilities of the OEM; technical challenges unrelated to the Company's technology or products faced by the OEM in developing its products; and, the financial and other resources of the OEM.

RISKS RELATING TO GROWTH AND EXPANSION
Rapid growth of the Company's primary or advanced rechargeable battery businesses, or other segments of its business, may significantly strain the Company's management, operations and technical resources. If the Company is successful in obtaining rapid


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market penetration of its batteries, the Company will be required to deliver large volumes of quality products to its customers on a timely basis at a reasonable cost to those customers. There can be no assurance, however, that the Company's business will achieve rapid growth or that its efforts to expand its manufacturing and quality control activities will be successful or that it will be able to satisfy commercial scale production requirements on a timely and cost-effective basis. The Company will also be required to continue to improve its operations, management and financial systems and controls. Failure by the Company to manage its growth effectively could have an adverse effect on the Company's business, financial condition and results of operations.

COMPETITION; TECHNOLOGICAL OBSOLESCENCE
The primary and rechargeable battery industry is characterized by intense competition with a large number of companies offering or seeking to develop technology and products similar to those of the Company. The Company is subject to competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride, lithium-ion liquid electrolyte and lithium-metal solid-polymer batteries, as well as from companies engaged in the development of batteries incorporating new technologies. Manufacturers of nickel-cadmium and nickel-metal hydride batteries include Eveready, Sanyo Electric Co. Ltd., Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd. and Duracell International, Inc. Manufacturers of lithium-ion liquid electrolyte batteries currently include Saft-Soc des ACC, Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd., Sanyo Electric Co. Ltd. and Duracell International, Inc. Valence Technology, Inc., Lithium Technology Corporation, and Yuasa-Exide, Inc. have developed prototype solid-polymer batteries and are constructing commercial-scale manufacturing facilities. The Company also competes with large and small manufacturers of alkaline, carbon-zinc, seawater, high rate and primary batteries as well as other manufacturers of lithium batteries. There can be no assurance that the Company will be successful in competing with these manufacturers, many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. A number of companies with substantially greater resources than the Company are pursuing the development of a wide variety of battery technologies, including both liquid electrolyte lithium and solid electrolyte lithium batteries, which are expected to compete with the Company's technology. Other companies undertaking research and development activities of solid-polymer batteries have already developed prototypes and are constructing commercial scale production facilities. If such other companies successfully market their batteries prior to the introduction of the Company's products, there will be a material adverse effect on the Company's business, financial condition and results of operations. The market for the Company's products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although the Company believes that its batteries are comprised of state-of-the-art technology, there can be no assurance that competitors will not develop technologies or products that would render the Company's technology and products obsolete or less marketable.


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DEPENDENCE ON KEY PERSONNEL
Because of the specialized, technical nature of the Company's business, the Company is highly dependent on certain members of its management, marketing, engineering and technical staff, the loss of whose services could have a material adverse effect on the Company's business, financial condition and results of operations. In addition to developing manufacturing capacity that meets the rigorous tolerances necessary for the Company's high volume production capability, the Company must attract, recruit and retain a sizeable workforce of technically competent employees. The ability of the Company to pursue effectively its business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced managerial, marketing, engineering and technical personnel. There can be no assurance that the Company will be able to retain or recruit such personnel.

SAFETY RISKS; DEMANDS OF ENVIRONMENTAL AND OTHER REGULATORY COMPLIANCE Components of the Company's batteries contain certain elements that are known to pose safety risks. The Company's primary battery products incorporate lithium metal, which when it reacts with water may cause fires if not handled properly. In addition to a December 1996 fire at the Company's Abingdon, England facility, a fire occurred August 1997 at the Company's Newark, New York facility and fires occurred in July 1994 and September 1995 at the Company's Abingdon, England facility, each of which temporarily interrupted certain manufacturing operations in a specific area of the facility. Although the Company incorporates safety procedures in its research, development and manufacturing processes that are designed to minimize safety risks, there can be no assurance that an accident in its facilities or one involving its products will not occur. Although the Company currently has in force insurance policies which cover loss of its plant and machinery, leasehold improvements, inventory and business interruption, any accident, whether at the Company's manufacturing facilities or from the use of its products, may result in significant production delays or claims for damages resulting from injuries, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. National, state and local regulations impose various environmental controls on the manufacture, storage, use and disposal of lithium batteries and/or of certain chemicals used in the manufacture of lithium batteries. Although the Company believes that its operations are in substantial compliance with current environmental regulations and that, except as noted below, there are no environmental conditions that will require material expenditures for clean-up at its present or former facilities or at facilities to which it has sent waste for disposal, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on the Company or otherwise subject it to future liabilities. Moreover, state and local governments may enact additional restrictions relating to the disposal of lithium batteries used by customers of the Company which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the transportation of batteries which contain lithium metal is regulated by the U.S. Department of Transportation and by certain foreign regulatory agencies that consider lithium to be a hazardous material. The Company currently ships


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its lithium batteries in accordance with regulations established by the U.S.
Department of Transportation. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture the Company's batteries or restricting disposal of batteries will not be imposed or as to the effect such regulations may have on the Company or its customers.

In connection with the Company's purchase/lease of its Newark, New York facility in 1998, a consulting firm performed a Phase I and II Environmental Site Assessment which revealed the existence of contaminated soil and ground water around one of the Company's buildings. The Company retained an engineering firm which estimated that the cost of remediation should be in the range of $230,000. There can be no assurance, however, that this will be the case. In February 1998, the Company entered into an agreement with a third party which provides that the Company and this third party would retain an environmental consulting firm to conduct a supplemental Phase II investigation to verify the existence of the contaminants and further delineate the nature of the environmental concern. The third party agreed to reimburse the Company for fifty percent of the cost associated with remediating the environmental concern. This investigation has recently been completed, and the Company has submitted a proposed work plan to the New York State Department of Environmental Conservation for review. There can be no assurance that the Company will not face claims resulting in substantial liability which would have a material adverse effect on the Company's business, financial condition and results of operations in the period in which such claims are resolved.

LIMITED SOURCES OF SUPPLY
Certain materials used in the Company's products are available only from a single or a limited number of suppliers. Additionally, the Company may elect to develop relationships with a single or limited number of suppliers for materials that are otherwise generally available. Although the Company believes that alternative suppliers are available to supply materials that could replace materials currently used by the Company and that, if necessary, the Company would be able to redesign its products to make use of such alternatives, any interruption in its supply from any supplier that serves as the Company's sole source could delay product shipments and have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company has experienced interruptions of product deliveries by sole source suppliers, none of such interruptions has had a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will not experience a material interruption of product deliveries from sole source suppliers which could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON PROPRIETARY TECHNOLOGIES
The Company believes that its success is less dependent on the legal protection that its patents and other proprietary rights may or will afford than on the knowledge, ability, experience and technological expertise of its employees. The Company claims proprietary rights in various unpatented technologies, know how, trade secrets and trademarks


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relating to its products and manufacturing processes. There can be no assurance as to the degree of protection these various claims may or will afford, or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technology. It is the policy of the Company to protect its proprietary rights in its products and operations through contractual obligations, including nondisclosure agreements with certain employees, customers, consultants and strategic partners. There can be no assurance as to the degree of protection these contractual measures may or will afford. The Company, however, has had patents issued and patent applications pending in the U.S. and elsewhere. There can be no assurance (i) that patents will be issued from any pending applications, or that the claims allowed under any patents will be sufficiently broad to protect the Company's technology, (ii) that any patents issued to the Company will not be challenged, invalidated or circumvented, or (iii) as to the degree or adequacy of protection any patents or patent applications may or will afford. If the Company is found to be infringing third party patents, there can be no assurance that it will be able to obtain licenses with respect to such patents on acceptable terms, if at all. Failure of the Company to obtain necessary licenses could result in delays in product shipment or the introduction of new products, and costly attempts to design around such patents could foreclose the development, manufacture or sale of the Company's products.

DEPENDENCE ON TECHNOLOGY TRANSFER AGREEMENTS
The Company's research and development of advanced rechargeable battery technology and products utilizes internally-developed technology, acquired technology and certain patents and related technology licensed by the Company pursuant to non-exclusive, technology transfer agreements. There can be no assurance that the Company's competitors will not develop, independently or through the use of similar technology transfer agreements, rechargeable battery technology or products that are substantially equivalent or superior to the technologies and products currently under research and development by the Company.

RISKS RELATED TO CHINA JOINT VENTURE PROGRAM
In July 1992, the Company entered into several agreements related to the establishment of a manufacturing facility in Changzhou, China, for the production and distribution in and from China of 2/3A lithium primary batteries. Changzhou Ultra Power Battery Co., Ltd., a company organized in China ("China Battery"), purchased from the Company certain technology, equipment, training and consulting services relating to the design and operation of a lithium battery manufacturing plant. China Battery was required to pay approximately $6.0 million to the Company over the first two years of the agreement, of which approximately $5.6 million has been paid. The Company has been attempting to collect the balance due under this contract. China Battery has indicated that these payments will not be made until certain contractual issues have been resolved. Due to China Battery's questionable willingness to pay, the Company wrote off in fiscal 1997 the entire balance owed to the Company as well as the Company's investment aggregating $805,000. Since China Battery has not purchased technology, equipment, training or consulting services from the Company to produce batteries other than 2/3 A lithium


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batteries, the Company does not believe that China Battery has the capacity to become a competitor of the Company. The Company does not anticipate that the manufacturing or marketing of 2/3 A lithium batteries will be a substantial portion of its product line in the future. However, in December 1997, China Battery sent to the Company a letter demanding reimbursement of an unspecified amount of losses they have incurred plus a refund for certain equipment that the Company sold to China Battery. The Company has attempted to initiate negotiations to resolve the dispute. However, an agreement has not yet materialized. Although China Battery has not taken any additional steps, there can be no assurance that China Battery will not further pursue such a claim which, if successful, would have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that such a claim is without merit.

ABILITY TO INSURE AGAINST LOSSES
Because certain of the Company's primary batteries are used in a variety of security and safety products and medical devices, the Company may be exposed to liability claims if such a battery fails to function properly. The Company maintains what it believes to be sufficient liability insurance coverage to protect against potential claims; however, there can be no assurance that the liability insurance will continue to be available, or that any such liability insurance would be sufficient to cover any claim or claims.

POSSIBILTY OF WARRANTY CLAIMS
The Company provides warranties for its various products. The longest duration warranty is a ten (10) year warranty on the Company's 9-volt battery when used in certain smoke detector applications. The Company maintains a warranty reserve to cover potential warranty claims. There can be no guarantee, however, that the reserves will be sufficient to satisfy claims made. In the event the Company experiences a significant rise in warranty claims made, such action could have a material adverse effect on the Company's business, financial condition and results of operations.

POSSIBLE VOLATILITY OF STOCK PRICE
Future announcements concerning the Company or its competitors, including technological innovations or commercial products, litigation or public concerns as to the safety or commercial value of one or more of the Company's products, may cause the market price of the Common Stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of the Common Stock.

                           FORWARD-LOOKING STATEMENTS

      This Agreement and information contained in documents provided or made available to the Purchaser, contain forward-looking statements, as that term is defined by federal securities laws, that relate to the financial condition, results of operations, plans, objectives, future performance and business of the Company. These statements are frequently preceded by, followed by or include the words believes, expects, anticipates,


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estimates or similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events. These statements relate to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including future demand for products and services, the successful commercialization of the Company's batteries, general economic conditions, government and environmental regulation, competition and customer strategies, technological innovations in the primary and rechargeable battery industries, changes in business strategy or development plans, capital deployment, business disruptions, including those caused by fire, raw materials, supplies and other risks and uncertainties, certain of which are beyond the Company's control. In addition to these risks, in this Exhibit entitled Risk Factors, the Company has summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included elsewhere. The Company advises you not to place undue reliance on these forward-looking statements in light of the material risks and uncertainties to which they are subject. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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